UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	333-207471	47-2778257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Renewal of the Advisory Agreement
On April 27, 2017, KBS Growth & Income REIT, Inc., (the “Company”), renewed the advisory agreement with KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). The renewed advisory agreement is effective through April 27, 2018; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement and amendments to the advisory agreement that were previously in effect, except with respect to the reimbursement of organization and other offering expenses incurred in the primary portion of the Company’s ongoing initial public offering (the “Primary Offering”).
The renewed advisory agreement provides that except with respect to selling commissions, dealer manager fees and stockholder servicing fees paid other than in connection with the online distribution channel in the Company’s initial public offering, the Advisor and its affiliates will generally pay the organization and other offering expenses incurred in the Primary Offering directly. In addition to selling commissions, dealer manager fees and stockholder servicing fees paid other than in connection with the online distribution channel (which the Company will pay directly), the Company will reimburse the Advisor and its affiliates for up to 1.0% of gross proceeds raised in the Primary Offering, provided that the Company will not be responsible for paying or reimbursing the Advisor or its affiliates for any organization and other offering expenses related to shares sold in the Primary Offering through the online distribution channel.
The Advisor and its affiliates will be responsible for all organization and other offering expenses (which excludes selling commissions, dealer manager fees and stockholder servicing fees paid other than in connection with the online distribution channel) related to the Primary Offering to the extent they exceed 1.0% of gross proceeds raised in the Primary Offering (excluding gross proceeds raised in the Primary Offering through the online distribution channel) and the Advisor and its affiliates will be responsible for all organization and other offering expenses related to shares sold in the Primary Offering through the online distribution channel. The Company may pay organization and other offering expenses directly to the extent an officer of the Company believes the Company would ultimately be responsible for reimbursing the Advisor for such costs pursuant to the terms above had the Advisor paid the costs directly.
Waiver of Fees
On April 26, 2017, the Advisor agreed to waive asset management and acquisition fees for the second quarter of 2017.
ITEM 8.01 OTHER EVENTS
Distribution Reinvestment Plan Purchase Price
On April 17, 2017, the Company filed a Current Report on Form 8-K to disclose a change to the purchase price of shares in the Company’s distribution reinvestment plan that would take effect upon the later of April 27, 2017, and the date Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (SEC file no. 333-207471) for its initial public offering (the “Post-Effective Amendment”) is declared effective by the SEC.  On April 28, 2017, the SEC declared the Post-Effective Amendment effective.  As a result, effective April 28, 2017, until the Company announces an estimated NAV per share, participants in the distribution reinvestment plan will acquire shares of the common stock of the Company at the “net investment amount” per share disclosed in the most recent prospectus for the Company’s public offering. This amount will be based on the “amount available for investment/net investment amount” percentage shown in the estimated use of proceeds table of the prospectus for the Company’s public offering. The net investment amount per share is the same for all shares. Purchases pursuant to the distribution reinvestment plan will be in the same class of shares as the shares for which such stockholder received the distributions that are being reinvested. For both Class A and Class T shares, the distribution reinvestment plan purchase price will be equal to $9.40 per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: May 2, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer